SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20594

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1923

Date of Report (Date of earliest event reported): March 4, 2003

INDEPENDENCE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

                           Delaware                              0-10306                                         58-1407235

        (State or Other Jurisdiction of     (Commission file number)                   (I.R.S. Employer

                        Incorporation)                                                                               Identification No.)

96 Cummings Point Road

Stamford, Connecticut 06902

(Address of Principal

Executive Offices)

Registrant's telephone number, including area code: (203) 358-8000

INDEPENDENCE HOLDING COMPANY

FORM 8-K

CURRENT REPORT

TABLE OF CONTENTS

Page

Item 7. Exhibits                                                                                                        3

Signature                                                                                                                  4

Item 7. Exhibits

99.1 Press Release, dated March 4, 2003, entitled "Independence Holding Company Announces 2002 Fourth Quarter and Record Net Income from Operations for 2002 Year."

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2003

                                                      INDEPENDENCE HOLDING COMPANY

                                                      By: /s/ Teresa A. Herbert

                                                                  Teresa A. Herbert

                                                                  Vice President and Chief Financial Officer

INDEPENDENCE HOLDING COMPANY                                           CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                   (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                   www.Independenceholding.com

NASDAQ - INHO

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2002 FOURTH QUARTER AND RECORD NET INCOME FROM OPERATIONS

FOR 2002 YEAR

Stamford, Connecticut, March 4, 2003. Independence Holding Company ("IHC") (NASDAQ: INHO) today reported 2002 fourth quarter and record net income from operations (excluding net securities gains and losses and the gain on the sale of a subsidiary) for the 2002 year.

Financial Results

Net income increased to $.44 per share, diluted, for the fourth quarter of 2002 compared to $.42 per share, diluted, for the fourth quarter of 2001. Net income from operations (excluding net securities gains and losses and the gain on the sale of a subsidiary) increased 39% to $4,000,000, or $.50 per share, diluted, for the fourth quarter of 2002, compared to $2,847,000, or $.36 per share, diluted, for the fourth quarter of 2001. Revenues increased 7% to $41,742,000 for the fourth quarter of 2002 compared to 2001 fourth quarter revenues of $39,105,000.

Net income for the three months ended December 31, 2002 includes (i) a gain of $.57 per share, diluted, attributable to the sale of a subsidiary to American Independence Corp. (NASDAQ: AMIC), (ii) a loss of $.10 per share, diluted, from the Company's 19.9% equity investment in AMIC, (iii) a gain of $.10 per share, diluted, attributable to the sale of the Company's last remaining real estate investment, and (iv) net securities losses of $.63 per share, diluted.

Net income increased 10% to $1.98 per share, diluted, for the year ended December 31, 2002 compared to $1.80 per share, diluted, for the same period in 2001. Net income from operations (excluding net securities gains and losses and the gain on the sale of a subsidiary) increased 38% to $16,006,000, or $2.00 per share, diluted, for the year ended December 31, 2002, compared to $11,585,000, or $1.45 per share, diluted, for the same period in 2001. Revenues increased 15% to $174,353,000 for the 2002 year compared to 2001 revenues of $151,590,000.

Net income for the year ended December 31, 2002 includes (i) the gain of $.57 per share, diluted, attributable to the sale of a subsidiary to AMIC, (ii) a loss of $.15 per share, diluted, from the Company's 19.9% equity investment in AMIC, (iii) a gain of $.10 per share, diluted, attributable to the sale of the Company's last remaining real estate investment, and (iv) net securities losses of $.59 per share, diluted.

Stockholders' Equity/Book Value

IHC's book value increased to $19.84 per share at December 31, 2002 from $17.66 per share at December 31, 2001, and common stockholders' equity at December 31, 2002 increased to $153,718,000 from $137,548,000 at December 31, 2001. IHC marks-to-market all of its fixed income securities; as a result, interest rate changes impact, positively and negatively, stated stockholders' equity.

Chief Executive Officer's Comments

Roy Thung, Chief Executive Officer, commented, "We are delighted that your Company has produced record net income from operations (excluding net securities gains and losses and the gain on the sale of a subsidiary) of $2.00 per share, diluted, which represents a 38% increase over last year, and an all time high book value per share as of December 31, 2002 of $19.84. We achieved these results by expanding the distribution of our core products through new MGU appointments, increasing our retention and imposing strict underwriting controls. We believe that this significant increase in our in-force block has propelled us into being one of the largest writers of employer medical stop-loss business in the country, while maintaining favorable loss ratios. Your Company is currently tendering for 1 million shares of common stock of AMIC at $9.00 per share. If we are successful in purchasing these shares, IHC will own approximately 31.8% of AMIC's outstanding shares. IHC recorded a loss of $.15 per share, diluted, from its 19.9% equity investment in AMIC during 2002 due to the winding down of the previous operations of AMIC. However, as a result of AMIC's acquisition of a large employer medical stop-loss MGU and its increased reinsurance premiums from its treaties with Standard Security Life and Madison National Life, we believe that our investment in AMIC will be a meaningful contributor to your Company in 2003. We are looking forward to continuing to grow your Company, and we remain quite optimistic as to IHC's outlook for 2003."

About Independence Holding Company

IHC is a holding company engaged principally in the life and health insurance business and the acquisition of blocks of policies through Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc. Standard Life markets employer medical stop-loss, long-term and short-term disability, group life and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, credit life and disability and individual life insurance.

The reference to the cash tender offer by IHC for shares of AMIC's common stock included in this press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any shares of AMIC's common stock. AMIC's shareholders should carefully read the offer to purchase and related materials which have been mailed by IHC to AMIC's shareholders and which have been filed with the Securities and Exchange Commission. Copies of such offer to purchase, related materials and other documents filed with the SEC may be obtained through the SEC's web site at http://www.sec.gov, without charge. Copies of the tender offer materials may also be obtained, without charge, from Mellon Investor Services LLC, the information agent for the tender offer, by calling toll free (888) 566-9477.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

FOURTH QUARTER REPORT

DECEMBER 31, 2002

(In Thousands except Per Share Data)

	Three Months		Twelve Months
	Ended		Ended
	2002	2001	2002	2001

Revenues	$41,742	$39,105	$174,353	$151,590

Net Income:
Net income from operations	$4,000	$2,847	$16,006	$11,585
Net securities (losses) gains	(5,067)	523	(4,757)	2,798
Gain on the sale of a subsidiary	4,564	-	4,564	-

Net Income	$3,497	$3,370	$15,813	$14,383

Basic Income Per Common
Share:
Net income from operations	$.51	$.36	$2.06	$1.47
Net securities (losses) gains	(.65)	.07	(.61)	.36
Gain on the sale of a subsidiary	.59	-	.58	-

Net income	$.45	$.43	$2.03	$1.83

Weighted average basic
common shares	7,750	7,786	7,779	7,866

Diluted Income Per Common
Share:
Net income from operations	$.50	$.36	$2.00	$1.45
Net securities (losses) gains	(.63)	.06	(.59)	.35
Gain on the sale of a subsidiary	.57	-	.57	-

Net income	$.44	$.42	$1.98	$1.80

Weighted average basic
common shares	7,996	7,956	8,004	8,014

NOTE: As of December 31, 2002 there were 7,746,262 common shares outstanding, net of treasury shares. Net income from operations is defined as net income minus net securities gains and losses and minus gain on the sale of a subsidiary.